TABLE OF CONTENTS

										Page

	INDEPENDENT AUDITORS' REPORT					    1

	FINANCIAL STATEMENTS

	   Balance Sheets							2 - 3

	   Statements of Income (Loss) and Accumulated Deficit    4

	   Statements of Shareholders' Equity			    5

	   Statements of Cash Flows				          6


	NOTES TO FINANCIAL STATEMENTS				     7 - 15


































				TVI CORPORATION
				BALANCE SHEETS
				December 31, 2000 and 1999



					ASSETS

								2000			1999

	CURRENT ASSETS
	   Cash					   $	479,471	     $ 47,027
	   Accounts receivable				456,730		417,251
	   Inventories (Note B)				820,303		696,767
	   Note receivable, plus accrued interest	 79,532		110,436
	   Prepaid expenses and other (Note C)	 14,510		  4,887

		TOTAL CURRENT ASSETS		    1,850,546	    1,276,369


	PROPERTY AND EQUIPMENT (Note D)
	   Equipment					753,358		705,034
	   Furniture and fixture			17,113		 15,639
								770,471		720,673

	   Less:  Accumulated depreciation		603,919		570,809

		NET PROPERTY AND EQUIPMENT		166,552		149,864

	OTHER ASSETS
	   Deposits and other				 33,881		45,423
	   Intangible assets (net of
	   accumulated amortization)(see Note E)   26,233		18,504

		TOTAL OTHER ASSETS		  	 60,114		63,927

	TOTAL ASSETS		           $    2,077,212      $ 1,490,160









	See independent auditors' report and notes to financial statements.











						TVI CORPORATION
						BALANCE SHEETS
						December 31, 2000 and 1999


		   	LIABILITIES AND SHAREHOLDERS' EQUITY

								   2000		   1999

	CURRENT LIABILITIES
	   Loans payable - related parties
	   (Note N)		 				$	0	$	200,630
	   Current portion of long term debt	  6,130	 	  6,130
	   Accounts payable - trade			165,976		137,945
	   Accrued liabilities (Note F)		129,780		109,564
	   Sales deposits					 21,195	  	 98,721

		TOTAL CURRENT LIABILITIES		323,081		552,990

	LONG-TERM LIABILITIES (Note G)
	   State taxes payable - MD			 12,029		 14,429
	   Notes payable					 12,433		 16,163
	   Debentures				      234,347		236,702
	     Less:  Current portion			 (6,130)		 (6,130)

		TOTAL LONG-TERM LIABILITIES		252,679		261,164

		TOTAL LIABILITIES				575,760		814,154

	STOCKHOLDERS' EQUITY (Notes K & N)
	   Preferred stock				 59,568	 	 60,911
	      $1 par value; authorized 1,200,000 shares:
	      issued and outstanding 59,568 shares
	   Common stock					246,364		234,430
	      $.01 par value; 35,000,000 shares authorized,
	        24,636,394 and 23,442,975 issued; 24,398,369 and
	        23,204,950 outstanding in 2000 and 1999, respectively
	   Additional paid-in-capital		   12,125,522 	   12,044,000
	   Accumulated deficit		 	  (10,915,715)	  (11,649,048)
	   Treasury stock - at cost (238,025 and
	   238,025 in 2000 and 1999 respectively)	(14,287)		(14,287)

		TOTAL STOCKHOLDERS' EQUITY	    1,501,452		676,006

	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $2,077,212    $1,490,160



	See independent auditors' report and notes to financial statements.






								TVI CORPORATION
			STATEMENTS OF INCOME (LOSS) AND ACCUMULATED DEFICIT
				For The Years Ended December 31, 2000 and 1999


	 							2000			1999
REVENUE
   Sales						     $3,161,837	 	     $1,862,490
   Rental income - equipment				   42,000		 	   72,000
   Other income						      430				 20

	Total Revenues					3,204,267			1,934,510

COST OF SALES						1,726,405			1,071,572

GROSS PROFIT						1,477,862			  862,938

GENERAL AND ADMINISTRATIVE EXPENSES			  833,396			  602,045

OPERATING INCOME 						  644,466			  260,893

OTHER INCOME (EXPENSES)
   Interest income					   4,368			    5,626
   Interest expense					 (19,937)			  (33,974)
   Loss on disposal of assets				     (48)				  0
   Other income (expense)					 0			   11,642
	Total Other Income (Expenses)		 	 (15,617)			  (16,706)

INCOME (LOSS) BEFORE INCOME TAXES			 628,849			  244,187

INCOME TAXES (TAX BENEFIT) (Note I)				 0				  0

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM	 628,849			  244,187
	Per common share		2000	0.0262
					1999	0.0105
EXTRAORDINARY ITEMS (Notes J&L)			 104,484			  108,795
	Per common share		2000	0.0043
					1999	0.0047
NET INCOME 							 733,333			  352,982


ACCUMULATED DEFICIT, BEGINNING OF THE YEAR   (11,649,048)		    (12,002,030)
ACCUMULATED DEFICIT, END OF THE YEAR     $   (10,915,715)		   $(11,649,048)


Net income(loss) after extraordinary item per common share0.0305		   0.0152
Weighted Average of Common Shares Outstanding	24,039,684		     23,210,465








		See independent auditors' report and notes to financial statements.

	TVI CORPORATION
				STATEMENTS OF SHAREHOLDERS' EQUITY
				For The Years Ended December 31, 2000 and 1999





			Preferred	Common	Additional	Accumulated		Treasury	Total
			Stock		Stock	  Paid In Capital	Deficit		Stock		Equity

Balance
December 31, 1998 $60,911	229,780	12,022,250	(12,002,030)	(14,250)	$296,661

450,000 of common shares issued 4,500	    21,000						  25,500
upon exercise of options and
related party note conversion

15,000 of common shares issued    150	       750						     900
in exchange for promissory note
Buy back of 525 shares of stock    							    (37) 	     (37)

Net Income  for 1999						    352,982	 			 352,982

Balance
December 31, 1999	$60,911	234,430	12,044,000	(11,649,048)	(14,287)	$676,006


1,183,000 of common shares	11,833	    79,730						  91,563
issued upon exercise of options
and related party note conversion

2,543 of preferred shares(1,343)  51	     1,292
converted to 5,086 common
shares and related matters

5,000 shares of common stock issued
in exchange for promissory note   50		500				    550

Net income  for 2000						  733,333				733,333

Balance
December 31, 2000	$59,568	246,364	12,125,522 (10,915,715)		(14,287) $1,501,452



Total Shares issued at 12-31-98			22,977,955
Total Shares issued at 12-31-99			23,442,975
Total Shares issued at 12-31-00			24,636,394

		See independent auditors' report and notes to financial statements.




						TVI CORPORATION
					STATEMENTS OF CASH FLOWS
				For The Years Ended December 31, 2000 and 1999




										    2000			1999
	CASH FLOWS FROM OPERATING ACTIVITIES:

	Net income (loss)							$733,333		  $352,982

	Adjustments to reconcile net income to
	   net cash provided by (used in) operating activities:
	      Depreciation and amortization				 39,695			 55,866
	      Increase in accounts receivable			(39,479)		     (278,112)
	      Increase in inventories				     (123,536)			147,976)
	      Increase in prepaid expenses		 		 (9,623)			 (1,490)
	      (Increase) decrease in deposits and other assets 11,542			(17,757)
	      Increase in accounts payable			       28,031			102,012
	      Increase (decrease) in sales deposits	      (77,526)		 	 92,849
	      Increase (decrease) in accrued liabilities	 20,216			 (1,485)
		Total adjustments					     (150,680)		     (196,093)

	NET CASH PROVIDED BY  OPERATING ACTIVITIES:		582,652			156,889

	CASH FLOWS FROM INVESTING ACTIVITIES:
	     Settlement of notes receivable and accrued interest30,905		     (110,436)
	     Purchase of intangible assets				(11,125)			 (7,813)
	     Disposal of capital equipment				    797				0
	     Purchase of capital equipment				(53,784)			(34,171)

	NET CASH USED IN INVESTING ACTIVITIES:			(33,207)		     (152,420)

	CASH FLOWS FROM FINANCING ACTIVITIES:
	      Increase (decrease) in notes
			payable - related parties		     (200,630)			 32,589
	      Issuance of common stock				 92,113			 26,400
	      Increase in treasury stock					0			    (37)
	      Principal payments on long-term obligations	 (6,130)			(25,810)
	      Reduction of long term debt upon conversion
			to common stock					 (2,355)			 (9,200)

	NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES  (117,002)		 	 23,942

	NET INCREASE IN CASH						432,443			 28,410
	CASH, BEGINNING OF YEAR						 47,027			 18,617

	CASH, END OF YEAR						 $	479,471		 $	 47,027


			See independent auditors' report and notes to financial statements.